EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Darlene M. Deptula-Hicks, certify that:

1.           I have reviewed this Annual Report on Form 10-K for the fiscal year ended December 31, 2008 of  iCAD,  Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  April 9, 2009
/s/ Darlene M. Deptula-Hicks
Darlene M. Deptula-Hicks
Executive Vice President of Finance and Chief Financial
Officer, Treasurer